SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2012

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)
4400 Post Oak Pkwy, Suite 2700, Houston, Texas 77027
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4c))

Item 8.01.	Other Events

On February 27, 2012, Adams Resources & Energy, Inc and its wholly owned subsidiary, Ada Resources, Inc (collectively the “Company”) completed the sale of certain assets previously associated with the Company’s marketing segment.  Assets sold included equipment, tanks and trucks, as well as all refined petroleum product inventories and substantially all supplier and customer contracts associated with this business segment.  With the consummation of this transaction, the Company has exited the refined petroleum products marketing business.  The Company’s former refined petroleum products operation was active in the distribution and sale of lube oils and motor fuels such as gasoline and diesel.

Sales proceeds totaled $2,000,000 plus the market value of inventories.  The Company will continue to collect any outstanding accounts receivable and satisfy all account payable obligations associated with this business.  The Company anticipates recording a first quarter 2012 gain of approximately $1 million from this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: February 28, 2012	By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer